Exhibit 5.1

June 26, 2024

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

Re: BJ’s Restaurants, Inc. Registration Statement on Form S-8 for Offering of Common Stock

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 1,840,000 shares of your common stock, no par value (the “Stock”). The Stock represents shares of common stock available for issuance under the BJ's Restaurants, Inc. 2024 Equity Incentive Plan (the “Plan”). We are familiar with the actions taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Stock.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing, it is our opinion that, subject to the appropriate qualification (or exemption therefrom) of the Stock by the appropriate authorities of the various states in which the Stock will be sold, the Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement and in accordance with the provisions of the Plan, be validly issued, fully paid and non-assessable.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion is provided solely for use in connection with the issuance of the shares pursuant to the Plan in accordance with the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

/s/ ELKINS KALT WEINTRAUB REUBEN GARTSIDE LLP